Exhibit 99.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-26106, 33-35405, 33-39770, 33-57811, 333-116953, and 333-128860) of The Walt Disney Company of our report dated June 20, 2006 relating to the financial statements and supplementary schedules of the Disney Salaried Savings and Investment Plan, which appears in this Form 11-K.
PricewaterhouseCoopers LLP
Los Angeles, California
June 20, 2006